Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2019 relating to the financial statements of MorphoSys AG and subsidiaries for the year ended December 31, 2018, which appears in the Annual Report of MorphoSys AG on Form 20-F for the year ended December 31, 2018.

Munich, Germany
November 5, 2019
PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft
/s/ Stefano Mulas	/s/ Holger Lutz
Stefano Mulas	Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)